EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333- 239218 and 333- 210881 on Form S-8 of our reports dated August 28, 2020, relating to the financial statements of Super Micro Computer, Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended June 30, 2020.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

August 28, 2020

1